UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2013

Michael Baker Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6627	25-0927646
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive

Moon Township, Pennsylvania 15108

(Address of Principal Executive Offices, including Zip Code)

(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Michael Baker Corporation (the “Company”) approved the Michael Baker Corporation Key Employee Retention Plan (the “Plan”), and granted certain Retention Awards (as defined in the Plan) under the Plan on July 15, 2013, to several executive officers and key employees to incentivize such executive officers and key employees to remain employed with the Company until at least March 1, 2014. Eligible participants in the Plan include the Company’s principal executive and financial officers, other named executive officers and certain key employees designated by the Compensation Committee in its discretion.

The terms of Retention Awards granted under the Plan include:

•

Payment of a retention award to the Eligible Employee, as defined in the Plan, on the earlier of (1) March 1, 2014, subject to the key employee’s continued employment on March 1, 2014, or (2) the date on which the Company terminates the key employee’s employment without Cause, as defined below.

•

The Compensation Committee of the Company’s Board of Directors (the “Committee”) or, to the extent specifically determined in a resolution adopted by the Committee, other persons designated as the Plan Administrator, will administer the Plan and may interpret the Plan, prescribe, amend and rescind rules and regulations under the Plan and make all other determinations necessary or advisable for the administration of the Plan and any Retention Awards. All determinations made by the Plan Administrator will be final and binding on the key employees.

•

For purposes of the retention awards, “Cause” means that the Plan Administrator shall have determined, in its discretion, that (i) an Eligible Employee (as defined in the Plan) failed to substantially perform the Eligible Employee’s assigned duties or responsibilities, (ii) the Eligible Employee engaged in conduct that was or is injurious to the Company or its affiliates, (iii) the Eligible Employee violated a federal or state law or regulation or written policy of the Company, (iv) the Eligible Employee breached the terms of any confidentiality agreement or other agreement between Eligible Employee and the Company (or any affiliate of the Company), or (v) the Eligible Employee was charged with a felony or breach of fiduciary duty or the misappropriation of property belonging to, the Company or its affiliates.

The foregoing description of the Plan and Retention Awards does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan and form of Retention Award letter, copies of which are filed as Exhibit 10.1and 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

10.1	Michael Baker Corporation Key Employee Retention Plan.

10.2	Form of Retention Award letter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION

By:	/s/ H. James McKnight
H. James McKnight
Office of the Chief Executive,
Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: July 18, 2013

EXHIBIT INDEX

Number	Description	Method of Filing

10.1	Michael Baker Corporation Key Employee Retention Plan.	Filed herewith.

10.2	Form of Retention Award letter.	Filed herewith.